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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 27, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Weight Watchers International, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2006 relating to the financial statements, financial statements schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Weight Watchers International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
February 27, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM